EXHIBIT 10.1

GUARANTY AND SECURITY AGREEMENT

Dated as of August 12, 2022

among

CYNERGISTEK, INC.,

as Borrower,

Each Other Grantor

Party Hereto

and

CLEARWATER COMPLIANCE LLC,

as Secured Party

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT, dated as of August 12, 2022, by CynergisTek, Inc., a Delaware corporation (the “Borrower”), and each of the other entities listed as a Grantor on the signature pages hereof (together with the Borrower, the “Grantors” and each, a “Grantor”), in favor of Clearwater Compliance LLC, as Payee (in such capacity, together with its successors and permitted assigns, the “Secured Party”) under and as defined in the Note referred to below.

WITNESSETH:

WHEREAS, pursuant to the Revolving Promissory Note of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note”) issued by the Borrower in favor of the Secured Party, the Secured Party has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, subject to the terms hereof, each Grantor (other than the Borrower) has agreed to guaranty the obligations of the Borrower under the Note; and

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Note.

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to accept and agree to the Note and extend credit to the Borrower thereunder, each Grantor hereby agrees with the Secured Party as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Definitions. (a) Capitalized terms used herein without definition are used as defined in the Note.

(a) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated securities”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “documents” “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(b) The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement.

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“Applicable IP Office” means the United States Patent and Trademark Office or the United States Copyright Office.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a customary control Agreement.

“Closing Date” means August 12, 2022.

“Collateral” has the meaning specified in Section 3.1 hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is subject to a customary control agreement.

“Copyrights” means all rights, title and interests arising under any requirement of law in copyrights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Excluded Property” means collectively, (i) any fee-owned real Property with a fair market value less than $2,000,000 in the aggregate and all leasehold interests in real Property; (ii) commercial tort claims with a value less than $500,000 in the aggregate; (iii) pledges and security interests prohibited or restricted by any requirement of law (in each case, after giving effect to the applicable anti-assignment provisions of the UCC) or which would require governmental (including regulatory) or third-party consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received (it being understood that there shall be no obligation to obtain such consent)); (iv) assets to the extent a security interest in such assets or perfection thereof would result in a material adverse tax consequence (for the avoidance of doubt, excluding any UCC or similar filing fees or taxes) as determined in good faith by the Borrower; (v) any lease, license, permit or other agreement or any property subject to such agreement, in each case, in existence on the Closing Date to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (unless such consent has been received (it being understood that there shall be no obligation to obtain such consent)), and such prohibition, termination right or consent requirement is not entered into in contemplation hereof, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law); (vi) assets as to which the Secured Party and Borrower reasonably determine that the cost, burden, difficulty or consequence of obtaining such a security interest therein exceeds the practical benefit to the Secured Party afforded thereby; (vii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby; (viii) assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest therein; (ix) interests in joint ventures and non-wholly-owned subsidiaries which require the consent of third-parties (other than a Grantor or any of its Affiliates) in order to be pledged; (xi) Property owned by any Grantor that is subject to a purchase money lien, a capital lease or similar arrangement to the extent the granting of a security interest therein is prohibited thereby or otherwise requires the consent of any person other than the Borrower and its Affiliates (unless such consent has been obtained (it being understood that there shall be no obligation to obtain such consent)); and (xii) any “intent to use” Trademark application for which a “Statement of Use” or “Amendment to Alleged Use” has not been filed and accepted with the U.S. Patent and Trademark Office (but only until such statement is filed and accepted with the U.S. Patent and Trademark Office); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

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“Fraudulent Transfer Laws” has the meaning specified in Section 2.2 hereof.

“Guaranteed Obligations” has the meaning set forth in Section 2.1 hereof.

“Guarantor” means each Grantor other than the Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Permitted Liens” means: (i) liens for taxes, fees, assessments or other governmental charges which are not past due or remain payable without penalty; (ii) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, statutory liens in favor or suppliers or other similar liens and non‑consensual suppliers’ liens arising in the case of each of the foregoing arising in the ordinary course of business which are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;(iii) liens (other than any lien imposed by the Employee Retirement Income Security Act of 1974 (as amended)) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, utilities, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers; (iv) liens consisting of judgment or judicial attachment liens, the existence of which do not constitute an Event of Default; (v) easements, covenants, conditions, land-use, rights‑of‑way, zoning and other regulations or restrictions, minor encroachments, non‑material defects or other irregularities in title (whether of record or not), and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of the Grantors;(vi)any interest or title of a lessor or sublessor under any lease; (vii) liens arising from the filing of precautionary UCC financing statements with respect to any lease; (viii) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the business of the Grantors; (ix) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions; (x) liens in favor of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods;(xi) liens in favor of collecting banks arising under Section 4‑210 of the UCC; (xii) liens on premium refunds granted in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums;(xiii) reservations in any original grants of any land or interests therein, statutory exceptions to title and reservations of mineral rights in any grants or from any predecessors in title; (xiv) undetermined or inchoate liens, arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable laws; (xv) the rights reserved to or vested in municipalities or governmental or other public authorities or agencies by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land to terminate any such leases, licenses, franchises, grants or permits or to require annual or other payments as a condition to the continuance thereof;(xvi) deposits with public utilities or to any municipalities or governmental or other public authorities when required by the utility, municipality, governmental or other public authority in connection with the supply of services or utilities to any Grantor; and (xvii) with respect to all real estate in which any Grantor owns less than a fee interest, all liens which are suffered or incurred by the fee owner, any superior lessor, sublessors or licensor, or any inferior lessee, sublessee or licensee, so long as such liens do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Grantor or (ii) materially impair the use of the real estate;

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“Intellectual Property” means all rights, title and interests in intellectual property arising under any requirement of law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, internet domain names and trade secrets and intellectual property rights licensed pursuant to Intellectual Property licenses.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations in part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any of the foregoing.

“Patents” means all rights, title and interests arising under any requirement of law in letters patent and applications therefor.

“Pledged Certificated Stock” means all certificated securities and any other stock or stock equivalent of any person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all stock and stock equivalents listed on Schedule 5. Pledged Certificated Stock excludes any Excluded Property and any cash equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Collateral” means collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 5, issued by the obligors named therein. Pledged Debt Instruments excludes any Excluded Property and any cash equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

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“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Excluded Property and cash equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated stock.

“Pledged Uncertificated stock” means any stock or stock equivalent of any person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Uncertificated stock excludes any Excluded Property and any cash equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Secured Obligations” has the meaning specified in Section 3.2 hereof.

“Trademark” means, all rights, title and interests arising under any requirement of law in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith, but excluding any intent-to-use trademark applications until such time as an affidavit of use or affirmation of use has been filed with and accepted by the United States Patent and Trademark Office.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware; provided, however, that, in the event that, by reason of mandatory provisions of any applicable requirement of law, any of the attachment, perfection or priority of the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of Delaware, “UCC” shall mean, the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

ARTICLE II

GUARANTY

Section 2.1. Guaranty. To induce the Secured Party to make credit available to or for the benefit of one or more Grantors, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with the Note, of all the obligations of the Borrower under the Note whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

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Section 2.2. Limitation of Guaranty. Any term or provision of this Agreement, the Note or any other agreement entered into in connection therewith to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty, the Note, this Agreement or any other agreement entered into in connection therewith, as it relates to such Guarantor, subject to avoidance under applicable requirements of law relating to fraudulent conveyance or fraudulent transfer requirements of law (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 hereof and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3. Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from extensions of credit under the Note and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 2.4. Authorization; Other Agreements. The Secured Party is hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a) (i) subject to the provisions of Section 8.5 hereof, modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or the Note;

(b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation;

(c) refund at any time any payment received in respect of any Guaranteed Obligation;

(d) (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

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Section 2.5. Guaranty Absolute and Unconditional. To extent permitted by applicable requirements of law, each Guarantor hereby waives and agrees not to assert any defense (other than payment in full of the Guaranteed Obligations, or termination of such Guarantor’s Guaranty pursuant to Section 2.8 hereof), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Secured Party):

(a) the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under the Note, this Agreement or any other agreement entered into in connection therewith (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce the Note, this Agreement, any other agreement entered into in connection therewith or any lien thereunder;

(c) the failure by any person to take any steps to perfect and maintain any lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e) any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by the Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable requirement of law; or

(f) except to the extent prohibited by the terms of the Note, this Agreement or any other agreement entered into in connection therewith, any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations or termination of such Guarantor’s Guaranty pursuant to Section 2.8 hereof.

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Section 2.6. Waivers. To extent permitted by applicable requirements of law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense (other than payment in full of the Guaranteed Obligations and termination of the Commitments or termination of such Guarantor’s Guaranty pursuant to Section 2.8 hereof), setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of the Note, this Agreement, any other agreement entered into in connection therewith or any payment made thereunder unless the Guaranteed Obligations have been paid in full in cash and termination of the Commitments or termination of such Guarantor’s Guaranty pursuant to Section 2.8 hereof, or (y) assert any claim, defense, setoff or counterclaim (other than payment in full of the Guaranteed Obligations and termination of the Commitments or termination of such Guarantor’s Guaranty pursuant to Section 2.8 hereof) it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than pursuant to Section 2.8 hereof. Each Guarantor further waives any right such Guarantor may have under any applicable requirement of law to require the Secured Party to seek recourse first against the Borrower or any other person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

Section 2.7. Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that the Secured Party shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event the Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that the Secured Party wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

Section 2.8. Release. A Guarantor shall automatically be released from its obligations hereunder upon the payment in full of the Guaranteed Obligations and the expiration or termination of the Secured Party’s commitment to extend credit under the Note.

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ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1. Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, letter-of-credit rights and any supporting obligations related to any of the foregoing;

(b) the commercial tort claims described on Schedule 1;

(c) all books and records pertaining to the other property described in this Section 3.1;

(d) all property of such Grantor held by the Secured Party, including all property of every description, in the custody of or in transit to the Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e) all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all products and proceeds of any or all the foregoing;

provided that “Collateral”, for the avoidance of doubt, shall not consist of Excluded Property.

Section 3.2. Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the obligations under the Note and/or Guaranteed Obligations of such Grantor (the “Secured Obligations”), hereby pledges to the Secured Party, and grants to the Secured Party a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no lien or security interest is hereby granted on any Excluded Property and the term “Collateral” shall not include such assets and none of the covenants or representations and warranties herein shall be deemed to apply to any assets constituting Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a lien on and security in such property shall be deemed granted therein and the term “Collateral” shall include such assets.

Section 3.3. Consent to and Acknowledgement of Security Interest in Pledged Stock. Each of each Grantor’s subsidiaries party hereto acknowledges and consents to the grant of the security interest in and the exercise of the rights and remedies under and in accordance with Article VI in relation to the applicable Pledged Stock of such subsidiary to the Secured Party pursuant to this Agreement, notwithstanding anything to the contrary contained in the Organization Documents of such subsidiary.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Secured Party to enter into the Note, each Grantor hereby represents and warrants to the Secured Party on the date hereof as follows (and each request for an Advance under the Note will be deemed a representation and warranty by each Grantor of the date of such Advance that):

Section 4.1. Corporate Representations. (a) it and each of its subsidiaries is duly incorporated and is in good standing under the laws of their jurisdiction of organization;

(b) it has full power, authority and legal right to enter into this Agreement and to perform all of its obligations hereunder;

(c) the execution, delivery and performance of this Agreement (i) are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of the terms of its organizational documents, (ii) will not conflict with or violate, in any material respect, any law or regulation applicable to it, or any material agreement or material order by which it or its property is bound, and (iii) will not require the consent of any governmental authority;

(d) this Agreement has been duly executed and delivered by it, and this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity; and

(e) no Event of Default has occurred and is continuing or would result by the execution, delivery or performance of this Agreement

Section 4.2 Title; No Other Liens. Except for the lien granted to the Secured Party pursuant to this Agreement and other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all liens. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a lien is granted by it hereunder, free and clear of any lien (other than Permitted Liens).

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Section 4.3. Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected (to the extent a security interest in any particular Collateral can be perfected and, with respect to any Collateral consisting of Intellectual Property, to the extent perfection may be achieved by filings under the UCC, or at the Applicable IP Office) security interest in favor of the Secured Party in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions which as of the Closing Date are specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Secured Party in completed and duly authorized form), (ii) with respect to any deposit account (other than any account maintained at the Secured Party), the execution of customary control agreements, (iii) in the case of all United States registered Copyrights and Copyright applications, United States federal Trademarks registrations and applications, and United States issued Patents and Patent applications for which UCC filings are insufficient, all appropriate filings having been made with the Applicable IP Office and (iv) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Secured Party over such electronic chattel paper. Such security interest shall be prior to all other liens on the Collateral except for Permitted Liens having priority over the Secured Party’s lien by operation of law upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Secured Party of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Secured Party or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of customary Control agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Secured Party of such instruments and tangible chattel paper. Except with respect to Excluded Property and except as set forth in this Section 4.3, this Agreement or any other agreement entered into in connection therewith, all actions by each Grantor necessary to protect and perfect the lien (only if, and to the extent, a security interest in any particular Collateral can be perfected by the filings or by the delivery of share certificates required hereunder) granted hereunder on the Collateral have been duly taken. Notwithstanding the foregoing, the Grantors will not be required to take any action to perfect a security interest in (x) letter of credit rights (other than to the extent such rights can be perfected by filing a UCC-1 financing statement), (y) Vehicles, airplanes and other assets subject to a certificate of title and (z) any asset where the Secured Party and Borrower reasonably determine that the cost, burden, difficulty or consequence of perfection exceeds the practical benefit to the Secured Party afforded thereby.

Section 4.4. Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the Closing Date, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names, trade names and similar appellations and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the Closing Date.

Section 4.5. Locations of Inventory, Equipment and Books and Records. As of the Closing Date, such Grantor’s inventory and equipment (other than inventory or equipment in transit, out for repair, out at trade shows or out with decorators or in possession of employees, a warehouseman or a bailee agent, to the extent the aggregate value of such inventory and equipment in possession of employees, warehousemen or bailee agents does not exceed $500,000) and books and records concerning the Collateral are kept at the locations listed on Schedule 4 and such Schedule 4 also lists all locations where any such inventory and equipment was held during the four months preceding the Closing Date.

Section 4.6. Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (i) as of the Closing Date, is listed on Schedule 5 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

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(b) All Pledged Collateral (other than Pledged Uncertificated stock) and all Pledged Investment Property consisting of instruments and certificates have been (or will be) delivered to the Secured Party in accordance with Section 5.3(a) hereof.

(c) Subject to Section 6.3 hereof, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.7. Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Secured Party, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a) hereof.

Section 4.8. Intellectual Property. Schedule 6 sets forth as of the Closing Date a true and complete list of the Intellectual Property such Grantor owns that is registered or subject to applications for registration.On the Closing Date, all Intellectual Property that constitutes Collateral, owned by such Grantor and registered with the Applicable IP Office, to such Grantor’s knowledge, (i) is valid, in full force and effect, subsisting, unexpired and enforceable, and (ii) has not been abandoned. The consummation of the transactions contemplated by any Note shall not result in any breach or default of any material Intellectual Property license or the limitation or impairment of the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property. Except as set forth in Schedule 6, as of the Closing Date, there are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor (other than office actions issued in the ordinary course of prosecution of any pending applications for patents or applications for registration of other Intellectual Property). Except as set forth in Schedule 6, as of the Closing Date, to such Grantor’s knowledge, no person is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property owned by such Grantor. To such Grantor’s knowledge, such Grantor and each other party thereto, is not in breach or default of any material Intellectual Property license.

Section 4.9. Commercial Tort Claim. The only commercial tort claims with an aggregate value in excess of $500,000 of any Grantor existing on the Closing Date are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.10. Specific Collateral. None of the Collateral is, or is proceeds or products of, farm products, as-extracted collateral or timber to be cut.

Section 4.11. Enforcement. No Permit, notice to or filing with any Governmental Authority or any other person or any consent from any person is required for the exercise by the Secured Party of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except (i) as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, (ii) any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral or (iii) any approvals necessary or appropriate for the assignment to or the benefit of the Secured Party of any contractual obligations, including any IP license.

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ARTICLE V

COVENANTS

Each Grantor agrees with the Secured Party to the following, until payment in full of the obligations under the Note:

Section 5.1. Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a) Generally. Such Grantor shall (i) not use or knowingly permit any Collateral to be used unlawfully or in violation of any provision of the Note, this Agreement, any other agreement entered into in connection therewith or, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, any requirement of law or any policy of insurance covering the Collateral and (ii) not enter into any contractual obligation or undertaking restricting the right or ability of such Grantor or the Secured Party to sell, assign, convey or transfer any Collateral if such restriction would reasonably be expected to have, either individually or in the aggregate, a material adverse effect.

(b) Except with respect to Excluded Property, such Grantor shall maintain the security interest created by this Agreement as a perfected (only if, and to the extent, such security interest may be perfected by filings and delivery of share certificates and other instruments required hereunder and subject to the qualifications set forth in Section 4.3) security interest having at least the priority described in Section 4.3 hereof and shall use its commercially reasonable efforts to defend such security interest and such priority against the claims and demands of all persons, subject to the rights of such Grantor to dispose of the Collateral and liens in any manner not in contravention of the Note, this Agreement or any other agreement entered into in connection therewith.

(c) Such Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Secured Party may reasonably request in writing, which requests shall be made no more frequently than once per calendar quarter except after the occurrence and during the continuance of an Event of Default, all in reasonable detail and in form reasonably satisfactory to the Secured Party.

(d) At any time and from time to time, upon the reasonable written request of the Secured Party, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar requirements of law) in effect in any appropriate jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Secured Party may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals reasonably necessary for the assignment to or for the benefit of the Secured Party of any contractual obligation, including any Intellectual Property license, held by such Grantor and to enforce the security interests granted hereunder (provided that such Grantor shall not be required to pay any additional consideration for such approvals) and (B) executing and delivering any customary control agreements with respect to deposit accounts and securities accounts.

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Section 5.2. Changes in Locations, Name, Etc. Except upon ten (10) days’ prior written notice to the Secured Party (or such shorter period as the Secured Party may approve in its reasonable discretion) and delivery to the Secured Party of (a) all documents reasonably requested by the Secured Party to maintain the validity, perfection (subject to the qualifications set forth in Section 4.3) and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i) permit any inventory or equipment to be kept at a location other than those listed on Schedule 4, except for inventory or equipment in transit, out for repair, out at trade shows or out with decorators or in possession of employees, a warehouseman or a bailee agent to the extent the aggregate value of such inventory and equipment in possession of employees, warehousemen or bailee agents does not exceed $500,000;

(ii) change its jurisdiction of organization or locations of Collateral, in each case from that referred to in Section 4.4 and Section 4.5 hereof; or

(iii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 5.3. Pledged Collateral.

(a) Delivery of Pledged Collateral. Within five business days of the Closing Date (or by such later date as the Secured Party shall agree in its sole discretion), such Grantor shall (i) deliver to the Secured Party, in suitable form for transfer and in form and substance reasonably satisfactory to the Secured Party, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments in excess of $500,000 in the aggregate and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account to the extent required by Section 5.9 hereof.

(b) Event of Default. During the continuance of an Event of Default, subject to the provisions of Section 6.3(a) herein, the Secured Party shall have the right, at any time in its discretion, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c) Cash Distributions with Respect to Pledged Collateral. Except as provided in Article VI, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d) Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would result in any violation of any provision of the Note, this Agreement or any other agreement entered into in connection therewith.

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Section 5.4. Accounts. Such Grantor shall not, other than in the ordinary course of business or in its reasonable business judgment, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could materially adversely affect the value thereof.

Section 5.5. [Reserved].

Section 5.6. Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(a) If any amount in excess of $500,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) hereof and in the possession of the Secured Party, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Clearwater Compliance LLC, as Secured Party” and, at the request of the Secured Party, shall immediately deliver such instrument or tangible chattel paper to the Secured Party, duly indorsed in a manner reasonably satisfactory to the Secured Party.

(b) Except as otherwise permitted by this Agreement, the Note or any other agreement entered into in connection therewith, such Grantor shall not grant “control” (within the meaning of such term under Article 9‑106 of the UCC) over any investment property constituting Collateral to any person other than the Secured Party.

(c) If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $500,000, such Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Secured Party thereof and enter into a contractual obligation with the Secured Party, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such contractual obligation shall assign such letter-of-credit rights to the Secured Party and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such contractual obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the contractual obligation shall be in form and substance reasonably satisfactory to the Secured Party.

(d) If any amount in excess of $500,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Secured Party control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

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Section 5.7. Intellectual Property. (a) [Reserved].

(b) Such Grantor shall (and shall use commercially reasonable efforts to cause all its licensees to), except as shall be consistent with commercially reasonable business judgment, (i) (1) continue to use each Trademark owned by such Grantor and maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain standards of quality of products and services offered under such Trademark sufficient to maintain the validity and enforceability of the registrations for such Trademark, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Secured Party shall obtain a perfected security interest in such other Trademark pursuant to this Agreement, and (5) not knowingly do any act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, and (ii) not knowingly do any act or knowingly omit to do any act whereby (x) any Patent owned by such Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights owned by such Grantor may become invalidated, otherwise impaired or fall into the public domain, or (z) any trade secret owned by such Grantor may become publicly available or otherwise unprotectable.

(c) Such Grantor shall notify the Secured Party promptly if it knows that any application or registration for any Intellectual Property owned by such Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any such Intellectual Property (other than (i) office actions issued in the ordinary course of prosecution of any pending applications for patents or applications for registration of other Intellectual Property and (ii) the expiration of Patents at the end of their statutory terms). Except as shall be consistent with commercially reasonable business judgment, such Grantor shall take all actions that are necessary or reasonably requested by the Secured Party to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation owned by Grantor included in the Intellectual Property.

(d) Such Grantor shall not knowingly do any act with the intent to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other person. In the event that any Material Intellectual Property owned by such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto.

(e) Subject to Section 4.3, upon Secured Party’s reasonable request, such Grantor shall execute and deliver to the Secured Party in form and substance reasonably acceptable to the Secured Party and suitable for filing in the Applicable IP Office, short-form intellectual property security agreements for all Copyrights, Trademarks and Patents owned by such Grantor.

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Section 5.8. [Reserved]

Section 5.9. Controlled Securities Account. To the extent the Secured Party has requested that any Grantor establish a Controlled Securities Account, such Grantor shall from the date that is 30 days following the date of such request (or such later date as the Secured Party shall agree in its sole discretion) deposit all of its cash equivalents in securities accounts that are Controlled Securities Accounts except for cash equivalents the aggregate value of which does not exceed $500,000. The Secured Party agrees that it shall not exercise its right of exclusive control over any Controlled Security Account or Cash Collateral Account unless an Event of Default has occurred and is continuing.

Section 5.10. Post-Closing MattersError! Bookmark not defined.. Each applicable Grantor shall cause the release of any lien on any item of Collateral other than Permitted Liens that is identified by the Secured Party during its ongoing due diligence or otherwise, within 30 days of such Grantor having knowledge of such lien (as such later date as the Secured Party shall agree in its sole discretion).

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.1. Code and Other Remedies.

(a) UCC Remedies. During the continuance of an Event of Default, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b) Disposition of Collateral. Without limiting the generality of the foregoing, the Secured Party may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other person notice or opportunity for a hearing on the Secured Party’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into contractual obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable requirements of law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. Notwithstanding anything to the contrary herein, the Secured Party shall not assign or otherwise dispose of any Trademark owned by any Grantor without assigning the assets and goodwill of the business associated therewith and any such assignment shall be null and void.

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(c) Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Secured Party’s request, it shall assemble the tangible Collateral and make it available to the Secured Party at places that the Secured Party shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Secured Party also has the right to require that each Grantor store and keep any tangible Collateral pending further action by the Secured Party and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Secured Party is able to sell, assign, convey or transfer any Collateral, the Secured Party shall have the right to hold or use such Collateral (with respect to Intellectual Property, subject to and pursuant to Section 6.1(g) of this Agreement) to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Secured Party and (iv) the Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Secured Party’s remedies, with respect to such appointment without prior notice or hearing as to such appointment. The Secured Party shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Secured Party.

(d) Application of Proceeds. The Secured Party shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable and documented out-of-pocket attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Note, and only after such application and after the payment by the Secured Party of any other amount required by any requirement of law, need the Secured Party account for the surplus, if any, to any Grantor.

(e) Direct Obligation. The Secured Party shall not be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Credit Party or any other person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Secured Party under any the Note, this Agreement and any other agreement entered into in connection therewith shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any requirement of law. To the extent it may lawfully do so under applicable requirements of law, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, to the extent permitted by applicable requirements of law such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

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(f) Commercially Reasonable. To the extent that applicable requirements of law impose duties on the Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Secured Party to do any of the following:

(i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Secured Party to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other requirements of law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other persons obligated on any Collateral or to remove liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Secured Party, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any Collateral, or utilize internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of any Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable requirements of law in the absence of this Section 6.1.

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(g) Intellectual Property Licenses. For the sole purpose of enabling the Secured Party to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) solely at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Secured Party, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor constituting Collateral and access to all media in which any of the licensed items may be recorded or stored and, to the extent permitted under any applicable license, access to all Software and programs constituting Collateral used for the compilation or printout thereof and (ii) except to the extent, if any, prohibited by any applicable contractual obligation, an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor constituting Collateral; provided, however, that all of the foregoing rights of Secured Party to use such licenses, sublicenses, leases, subleases, and other rights, and (to the extent permitted by the terms of such licenses, sublicenses, leases and subleases) all licenses, sublicenses, leases and subleases granted thereunder, shall be exercised by Secured Party solely during the continuance of an Event of Default, and nothing in this Section 6.1(g) shall require Grantors to grant any license or lease that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument, lease, sublease or other document evidencing, giving rise to or theretofore granted, including any future contract license, agreement, instrument, sublease or other document entered into by the Grantor in accordance with this Agreement and the Note.

Section 6.2. Accounts and Payments in Respect of General Intangibles. (a) If required by the Secured Party and to the extent the Secured Party has requested that the Grantors establish a Cash Collateral Account at least 30 days prior to such request, at any time during the continuance of an Event of Default any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Secured Party, in a Cash Collateral Account, subject to withdrawal by the Secured Party as provided in Section 6.4 hereof. Until so turned over, such payment shall be held by such Grantor, to the extent possible under applicable requirements of law, in trust for the Secured Party, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time after the occurrence and during the continuance of an Event of Default:

(i) each Grantor shall, upon the Secured Party’s request, deliver to the Secured Party all original (but to the extent originals are not available, copies of such documents) and other documents evidencing, and relating to, the contractual obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders (but to the extent originals are not available, copies of such documents), invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party;

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(ii) the Secured Party may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, upon prior notice to such Grantor, communicate with account debtors to verify with them to the Secured Party’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Secured Party may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii) if requested by Secured Party, each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by Secured Party to register any Internet Domain Name.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Secured Party shall not have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of the Note, this Agreement, any other agreement entered into in connection therewith or the receipt by the Secured Party of any payment relating thereto, nor shall the Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3. Pledged Collateral.

(a) Voting Rights. During the continuance of an Event of Default, upon two (2) Business Days’ prior written notice by the Secured Party to the relevant Grantor or Grantors, the Secured Party or its nominee may exercise (i) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (ii) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it; provided, however, that (A) the Secured Party shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing and (B) if such Event of Default has been cured or waived in accordance with the Note, any such voting, consent or corporate rights shall automatically revert to the Grantor.

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(b) Proxies. In order to permit the Secured Party to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder during the continuance of an Event of Default, to the extent permitted by applicable requirements of law, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (ii) without limiting the effect of clause (i) above and subject to Section 6.3(a) herein, such Grantor hereby grants to the Secured Party an IRREVOCABLE proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c) Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Secured Party in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Note, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Secured Party.

Section 6.4. Proceeds to Be Turned over to and Held by Secured Party. Upon the occurrence and during the continuation of an Event of Default, if the Secured Party gives notice of the exercise of its rights pursuant to this Section 6.4 to the relevant Grantor or Grantors, all proceeds of any Collateral received by any Grantor hereunder in cash or cash equivalents shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor, and shall, at Secured Party’s election, promptly upon receipt by any Grantor, be turned over to the Secured Party in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the Secured Party in cash or cash equivalents shall be held by the Secured Party in a Cash Collateral Account. All proceeds being held by the Secured Party in a Cash Collateral Account (or by such Grantor in trust for the Secured Party) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Note.

Section 6.5. Sale of Pledged Collateral. (a) Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine, acting in good faith, that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

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(b) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 hereof and this Section 6.5 valid and binding and in compliance with all applicable requirements of law (other than any applicable securities laws in respect of any public sale). Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Note or that all Secured Obligations have been paid in full in cash. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Secured Party.

Section 6.6. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations.

ARTICLE VII

THE SECURED PARTY

Section 7.1. Secured Party’s Appointment as Attorney-in-Fact. (a) After the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably constitutes and appoints the Secured Party (which appointment shall automatically terminate when such Event of Default is cured or waived), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be reasonably necessary or customary to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Secured Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following, to the extent permitted by applicable requirements of law (in the case of licensed Intellectual Property, subject to the terms, conditions and limitations of any contract or agreement to which any such Grantor is a party with respect to such Collateral or any part thereof) when an Event of Default shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

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(ii) in the case of any Intellectual Property owned by or licensed to the Grantors constituting Collateral, execute, deliver and have recorded any document that the Secured Party may request to evidence, effect, publicize or record the Secured Party’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and liens levied or placed on or threatened against any Collateral (other than Permitted Liens), effect any repair of any Collateral or pay any insurance with respect to any Collateral deemed reasonable by the Secured Party;

(iv) execute, in connection with any sale provided for in Section 6.1 or Section 6.5 hereof, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate, (G) assign any Intellectual Property constituting Collateral owned by the Grantors or, to the extent permitted under the applicable agreement, any Intellectual Property licenses constituting Collateral of the Grantors throughout the world on such terms and conditions and in such manner as the Secured Party shall in its sole discretion determine (in the case of licensed Intellectual Property, subject to the terms, conditions and limitations of any intellectual property license to which the Grantor is a party with respect to Collateral or any part thereof), including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a lien on, make any contractual obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes and do, at the Secured Party’s option, at any time or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve or realize upon any Collateral and the Secured Party’s security interests therein and to effect the intent of the Note and this Agreement, all as fully and effectively as such Grantor might do.

(b) The reasonable and documented out-of-pocket expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at the Default Rate if required by the Secured Party, five (5) Business Days from the date of demand by Secured Party to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Secured Party on demand.

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(c) Each Grantor hereby ratifies, to the maximum extent permitted by applicable law, all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable after the occurrence and during the continuance of an Event of Default until this Agreement is terminated and the security interests created hereby are released.

Section 7.2. Authorization to File Financing Statements. Each Grantor authorizes the Secured Party and its representatives, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement (only if, and to the extent, such security interests may be perfected by the filing of financing statements, filings, recording documents or other instruments), and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 7.4. Duty; Obligations and Liabilities.

(a) Duty of Secured Party. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its representatives shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Secured Party shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such person has been selected by the Secured Party in good faith.

(b) Obligations and Liabilities with Respect to Collateral. Neither the Secured Party nor any Representative thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to any Collateral.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1. Reinstatement. Each Grantor agrees that, if any payment made by any Credit Party or other person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by the Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2. Release of Collateral. Upon termination and repayment in full of all amounts outstanding under the Note, the Collateral shall automatically be released from the lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the liens so released. At the request of any Grantor following any such termination, the Secured Party shall promptly deliver to such Grantor any Collateral of such Grantor held by the Secured Party hereunder and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 8.3. Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due (after giving effect to any grace period), or upon the occurrence and during the continuance of any Event of Default, the Secured Party may, at its sole election, proceed directly and at once, without notice (except as set forth herein), against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor or any other Collateral and without first joining any other Grantor in any proceeding.

Section 8.4. No Waiver by Course of Conduct. The Secured Party shall not by any act (except by a written instrument pursuant to Section 8.5 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have on any future occasion.

Section 8.5. Modifications. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by each Grantor and the Secured Party.

Section 8.6. [Reserved].

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Section 8.7. Notices. All notices, requests and demands to or upon the Secured Party or any Grantor hereunder shall be effected in the manner provided for in Section 10 of the Note; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 10.

Section 8.8. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and permitted assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

Section 8.9. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, and all of which taken together shall be considered one and the same Note.

Section 8.10. [Reserved].

Section 8.11. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to such state’s choice of law or conflict of law provisions or rules.

Section 8.12. Waiver of Jury Trial. ALL DISPUTES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AND APPELLATE COURTS HAVING JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND EACH PARTY WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH GRANTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

Section 8.13. Jury Trial Waiver. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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In Witness Whereof, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

Grantors:

CYNERGISTEK, INC.

By:	/s/ Paul Anthony
Name:	Paul Anthony
Title:	Chief Financial Officer

CTEK SECURITY, INC.

By:	/s/ Paul Anthony
Name:	Paul Anthony
Title:	Chief Financial Officer

BACKBONE ENTERPRISES INC.

By:	/s/ Paul Anthony
Name:	Paul Anthony
Title:	Chief Financial Officer

CTEK SOLUTIONS, INC.

By:	/s/ Paul Anthony
Name:	Paul Anthony
Title:	Chief Financial Officer

DELPHIIS, INC.

By:	/s/ Paul Anthony
Name:	Paul Anthony
Title:	Chief Financial Officer

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT]

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Accepted and Agreed as of the

date first above written:

CLEARWATER COMPLIANCE LLC, as Secured Party

By:	/s/ Steven Cagle
Name:	Steven Cagle
Title:	Chief Executive Officer

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT]

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